Exhibit 10.1

Sport Endurance, Inc.
222 Broadway, 19th Floor
New York, NY 11201

January __, 2017

______________
______________
______________

Re:          Sports Endurance, Inc. / Forbearance on Senior Secured Promissory Note

Dear Sirs:

This letter agreement (the “Agreement”) acknowledges that in exchange for Sport Endurance, Inc. (the “Company”) (i) paying you the sum of $50,000 paid toward the sums due under the 10% Senior Secured Promissory Notes executed and delivered by the Company to _____________ (“______”) (the “Senior Note”), and (ii) a $7,500 penalty to be applied to the principal sum due under the Senior note, ______ agrees that the due date under the Senior Note shall be extended to 5:00 pm on February 15, 2017 (the “Due Date”).  If the Senior Note is not paid in full, including principal, interest and penalties, the $50,000 shall be added to the principal of the Senior Note.  Notwithstanding any cure provision in the Senior Note, such cure provision shall be null and void.

Without modifying or amending the terms of the Senior Note, the Security Agreement or the Securities Purchase Agreement, ______ agrees to forebear and not to seek collection against the Company of any amounts due under the Senior Note, Security Agreement or Securities Purchase Agreement through and until the Due Date. The period of forbearance provided in this Agreement shall terminate on the Due Date if the amount due under the Senior Note is not paid within that period.

Except as modified by this Agreement, the Company hereby ratifies and confirms the terms and provisions of the Senior Note, the Security Agreement and the Securities Purchase Agreement. The Senior Note, Security Agreement, Securities Purchase Agreement and all other agreements, instruments and other documents executed in connection with the obligations of the Company under the Senior Note are legal, valid, binding and enforceable against the Company in accordance with their terms.

Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.

Please sign below evidencing your agreement to be bound by this Agreement and return to us.

Very truly yours,

_________________________
David Lelong
President and CEO

We hereby agree to the foregoing:

By:
Name:
Title: